FOR:           RELM Wireless Corporation

                                    APPROVED BY:   William P. Kelly
                                                   VP of Finance & CFO
                                                   RELM Wireless Corporation
                                                   407-984-1414

                 RELM WIRELESS ANNOUNCES SECOND QUARTER RESULTS

     -- Retains investment banking firm of Janney Montgomery Scott to advise
                   Company on enhancing shareholder value --

WEST MELBOURNE, FL, August 15, 2000 -- RELM Wireless Corporation (NASDAQ: RELM) today announced its operating results for the second quarter ended June 30, 2000.

The Company also announced that it has retained the investment banking firm of Janney Montgomery Scott LLC (Janney) as financial advisor in executing a program to enhance shareholder value. The program will include the evaluation of the sale of all the Company's shares or assets, or the Company's merger, consolidation, or other type of business combination, recapitalization, or joint venture. Janney will also explore additional financing alternatives and other sources of working capital.

For the three months ended June 30, 2000, RELM reported a net loss of $542,000, or $(0.10) per diluted share, compared to net income of $77,000, or $0.02 per diluted share, for the same period in 1999. Revenue in the second quarter was $5.2 million, compared to $7.1 million for the same period in 1999.

For the six months ended June 30, 2000, the net loss was $151,000, or $(0.03) per diluted share, compared to net income of $132,000, or $0.03 per diluted share, for the same period in 1999. The Company reported revenues of $9.8 million for the first six months of 2000 compared to $13.6 million for the same period last year.

During the second quarter, revenue from the Company's core Land Mobile Radio
(LMR) products decreased approximately $1.3 million (21.3%) compared to the same period in 1999. In the second quarter of the prior year, the Company sold approximately $1.2 million of LMR products to the U. S. Army. There were no sales to the Army during the second quarter of 2000. Sales of non-LMR products during the quarter decreased approximately $700,000 compared to the same period in 1999 as the Company exited businesses and discontinued products that performed poorly or did not fit its strategic focus on wireless communications.

In May 2000, the Company completed the relocation from its former 144,000 square foot facility to a nearby 54,000 square foot facility, a move that will reduce the Company's annual operating costs by approximately $800,000.

David P. Storey, President and Chief Executive Officer commented: "While we were disappointed with our financial results for the second quarter, RELM's revenues have strengthened in July and August due to shipments to federal forest service to combat the proliferation of forest fires in the western United States. Furthermore, we expect that new inventory for the recently acquired Uniden PRC product lines will be available for shipment in the fourth quarter. Initial contributions from the new Uniden PRC products combined with the commencement of shipments to the U. S. Army under the order that was placed in June, we are positioned for strong revenue growth in the fourth quarter."

RELM WIRELESS ANNOUNCES SECOND QUARTER RESULTS                            Page 2


Mr. Storey added, "Concurrently, we are vigorously pursuing programs to increase our effectiveness and quality while reducing costs. Examples of this include our utilization of state-of-the-art contract manufacturing services and the move to smaller, less costly quarters. We are continuing to develop our APCO 25 compliant digital products, planned for introduction early in 2001. These new product and revenue opportunities combined with serious cost reduction measures, we believe, will yield improved financial performance in 2001."

Mr. Storey concluded, "We believe that the engagement of Janney Montgomery Scott is key to successfully accelerating the Company's growth and enhancing shareholder value. We are pleased with the addition of Janney to our team."

For over 45 years, RELM has manufactured and marketed two-way FM business-band radios as well as high-specification public safety mobile and portable radios, repeaters and accessories, base station components and subsystems. Products are manufactured and distributed worldwide under RELM Communications, Uniden PRC and BK Radio brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-648-0947.

This release contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe-harbor created by such sections. Such forward-looking statements concern the Company's operations, economic performance and financial condition. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: General economic and business conditions; changes in customer preferences; competition; changes in technology; the integration of any acquisitions; changes in business strategy; the indebtedness of the Company; quality of management, business abilities and judgment of the Company's personnel; the availability, terms and deployment of capital; and various other factors referenced in this Release. The forward-looking statements are made as of the date of this Release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.


                          (Financial Tables to Follow)

                           RELM WIRELESS CORPORATION
                   Condensed Consolidated Statement of Income
                        (In Thousands Except Share Data)
                                  (Unaudited)

                                              Three Months Ended   Six Months Ended
                                              ------------------   ----------------
                                              6/30/00    6/30/99   6/30/00  6/30/99
                                              -------    -------   -------  -------
Sales                                         $ 5,158    $ 7,125   $ 9,754  $13,590

Cost & Expenses:
Cost of Sales                                   3,680      5,061     7,289    9,579
SG&A                                            1,886      1,876     3,405    3,647
Restructuring Charge                                0          0         0        0
Impairment Loss                                     0          0         0        0
                                              -------    -------   -------  -------

Total Costs and Exp                             5,556      6,937    10,694   13,226

Operating Income (Loss)                          (408)       188      (940)     364

Other Income (Expense):
Interest Expense                                 (217)      (279)     (522)    (528)
Gain On Facility Sale                               0          0     1,165        0
Gain on Investments                                 0          0         0       48
Other Income (Expense)                             83        168       146      248
                                              -------    -------   -------  -------

Pretax From Continuing Ops                       (542)        77      (151)     132

Tax Expense (Benefit)                               0          0         0        0
                                              -------    -------   -------  -------

Net Income (Loss)                             $  (542)   $    77   $  (151) $   132
                                              =======    =======   =======  =======

Earnings per share - basic:                   $ (0.10)   $  0.02   $ (0.03) $  0.03
                                              =======    =======   =======  =======
Earnings per share - diluted:                 $ (0.10)   $  0.02   $ (0.03) $  0.03
                                              =======    =======   =======  =======

Basic shares outstanding                        5,185      5,046     5,138    5,046
Diluted shares outstanding                      5,185      5,046     5,138    5,046